EXHIBIT 21.1
CORPORATE STRUCTURE OF
SYNAGRO TECHNOLOGIES, INC.
Direct Subsidiaries of Synagro Technologies, Inc., a Delaware corporation (each owned 100% by Synagro Technologies, Inc.)
Sacramento Project Finance, Inc., a Delaware corporation
ST Interco, Inc., a Delaware corporation
Synagro — WWT, Inc., a Maryland corporation
Synagro Organic Fertilizer Company of Sacramento, Inc., a Delaware corporation
Direct Subsidiaries of Synagro — WWT, Inc., a Maryland corporation (each owned 100% by Synagro — WWT, Inc. unless otherwise noted)
JABB II, L.L.C., a Maryland limited liability company 1
Philadelphia Biosolids Services, LLC, a Delaware limited liability company 2
Providence Soils, LLC, a Rhode Island limited liability company
Soaring Vista Properties, LLC, a Maryland limited liability company
South Kern Industrial Center, LLC, a California limited liability company
Synagro — Baltimore, L.L.C., a Maryland limited liability company 3
Synagro Central, LLC, a Delaware limited liability company
Synagro — Connecticut, LLC, a Connecticut limited liability company
Synagro de Puerto Rico, LLC, a Delaware limited liability company
Synagro Delaware, LLC, a Delaware limited liability company
Synagro Northeast, LLC, a Delaware limited liability company
Synagro South, LLC, a Delaware limited liability company
Synagro Texas, LLC, a Texas limited liability company
Synagro — WCWNJ, LLC, a Delaware limited liability company
Synagro West, LLC, a Delaware limited liability company
Synagro Woonsocket, LLC, a Rhode Island limited liability company
Direct Subsidiaries of Synagro Central, LLC, a Delaware limited liability company (each owner 100% by Synagro Central, LLC unless otherwise noted)
New York Organic Fertilizer Company, a New York general partnership 4
Synagro of Minnesota — Rehbein, LLC, a Minnesota limited liability company
Direct Subsidiaries of Synagro Northeast, LLC, a Delaware limited liability company (each owned 100% by Synagro Northeast, LLC)
Environmental Protection & Improvement Company, LLC, a New Jersey limited liability company
Organi Gro, LLC, an Arkansas limited liability company
Direct Subsidiaries of Synagro South, LLC, a Delaware limited liability company (each owned 100% by Synagro South, LLC)
New York Organic Fertilizer Company, a New York general partnership 4
Synagro of Texas — CDR, Inc., a Texas corporation
Direct Subsidiaries of Synagro West LLC, a Delaware limited liability company (each owned 100% by Synagro West, LLC)
Earthwise Organics, LLC, a California limited liability company
Synagro Composting Company of California, LLC, a California limited liability company
Synagro of California, LLC, an Arizona limited liability company

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Direct Subsidiaries of Synagro Delaware, LLC, a Delaware limited liability company
Synagro Management, L.P., a Texas limited partnership 5
Direct Subsidiaries of Synagro Woonsocket, LLC, a Rhode Island limited liability company
NETCO — Waterbury, Limited Partnership, a Delaware limited partnership 6
New Haven Residuals, Limited Partnership, a Delaware limited partnership 7

1	Members are Synagro — WWT, Inc. (40%) and Carl D. Jones & Associates, P.C. (60%). Carl D. Jones & Associates, P.C. is a non-affiliated third party.

2	Synagro — WWT, Inc. (70%) is the managing member. The other members are The McKissack Group, Inc. (20%) and Len Parker Associates, Inc. (10%), both non-affiliated third parties.

3	Managing Member is Synagro — WWT, Inc. (30%). The other members are Synagro Woonsocket, LLC (10%), Synagro South, LLC (30%) and Environmental Protection & Improvement Company, LLC (30%).

4	Partnership owned by Synagro Central, LLC (60%) and Synagro South, LLC (40%).

5	General Partner is Synagro Texas, LLC (1%) and the Limited Partner is Synagro Delaware, LLC (99%).

6	General Partner is Synagro of Texas — CDR, Inc. (1%) and the Limited Partners are Synagro of Texas — CDR, Inc. (9%) and Synagro Woonsocket, LLC (90%).

7	General Partner is Synagro of Texas — CDR, Inc. (1%) and the Limited Partner is Synagro Woonsocket, LLC (99%).

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